EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
NPS Pharmaceuticals, Inc.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

Our report on the consolidated financial statements of NPS Pharmaceuticals, Inc. dated January 30, 2003, refers to a change in the method of amortizing goodwill and intangible assets in 2002 and a change in the method of recognizing revenue on nonrefundable licensing fees in 2000.

                                      /s/  KPMG LLP

Salt Lake City, Utah
June 30, 2003